                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  August 23, 1996
                                                         ---------------

                          Evergreen Media Corporation
                      -----------------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)

                  Delaware                          75-2247099
               ---------------                  -------------------
               (State or Other                    (IRS Employer
               Jurisdiction of                  Identification No.)
               Incorporation)

                        433 East Las Colinas  Boulevard
                                  Suite 1130
                              Irving, Texas 75039
                       ----------------------------------
                             (Address of Principal
                              Executive Offices)


                                (214) 869-9020
                          --------------------------
                            (Registrant's telephone
                         number, including area code)

ITEM 5.   Other Events.
          -------------

          Financial Information for WEDR, Inc.
          ------------------------------------

          On June 27, 1996, Evergreen Media Corporation (the "Company") entered into an agreement to purchase from WEDR, Inc. the assets used in the operation of WEDR-FM, 99.1 MHz, Miami, Florida, for a purchase price of $65 million. The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to WEDR,
Inc.: (a) Independent Auditors' Report, included on page A-1 of this report and incorporated by reference herein; (b) Balance Sheet of WEDR, Inc. at December 31, 1995 and at June 30, 1996 (unaudited), included on page A-2 of this report and incorporated by reference herein; (c) Statements of Earnings and Retained Earnings of WEDR, Inc. for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page A-3 of this report and incorporated by reference herein; (d) Statements of Cash Flows for
(i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on pages A-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages A-5 to A-13 of this report and incorporated by reference herein.


ITEM 7.   Financial Statements Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages A-1 through [A-13] of this report and is incorporated herein by reference:

          (1)  Independent Auditors' Report;

          (2) Balance Sheet of WEDR, Inc. at December 31, 1995 and at June 30, 1996 (unaudited);

          (3)  Statements of Earnings and Retained Earnings of WEDR, Inc. for
               (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited); and

          (4) Statements of Cash Flows for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited);

          (5)  Notes to Financial Statements.

     7(c) Exhibits
          --------

          *(2.1) Purchase Agreement by and between WEDR, Inc. and Evergreen Media Corporation of Los Angeles dated as of June 27, 1995.

         **(23.1)   Consent of KPMG Peat Marwick LLP, independent accountants.

________________________________

* Previously filed as Exhibit 2.19 to the Company's Form 10-K dated as of August 14, 1996 and incorporated herein by reference.

**   Filed herewith.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Evergreen Media Corporation



                               By:   /s/ Matthew E. Devine
                                  -----------------------------
                                     Matthew E. Devine
                                     Chief Financial Officer



Date:  August 23, 1996

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


The Board of Directors
WEDR, Inc.:


We have audited the accompanying balance sheet of WEDR, Inc. as of December 31, 1995, and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WEDR, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                KPMG Peat Marwick LLP

Dallas, Texas
June 28, 1996

                                  WEDR, INC.
                                Balance Sheets
                 (dollars in thousands, except for share data)

                                                  December 31,     June 30,
                   Assets                             1995            1996
                   ------                         ------------    -----------
                                                                  (unaudited)
Current assets:
      Cash                                           $  311         $  523
      Accounts receivable, less                       2,048          2,386
       allowance for doubtful accounts
       of $250
      Prepaid expenses and other                         58             58
                                                     ------         ------
          Total current assets                        2,417          2,967

Property and equipment, net (note 2)                    834            781
Other assets (note 3)                                   177            228
                                                     ------         ------
                                                     $3,428         $3,976
                                                     ======         ======

      Liabilities and Stockholders' Equity
      ------------------------------------

Current liabilities:
      Accounts payable and accrued                   $  158         $  138
        expenses
      Current portion of obligation                      52             52
       under capital lease (note 4)                  ------         ------
          Total current liabilities                     210            190

Obligation under capital lease,                         184            159
 excluding current portion (note 4)                  ------         ------
          Total liabilities                             394            349
                                                     ------         ------

Stockholders' equity:
      Common stock, $10 par value.
       Authorized, issued and
       outstanding 100 shares                             1              1
      Retained earnings                               3,033          3,626
                                                     ------         ------
          Total stockholders' equity                  3,034          3,627

Commitments and contingencies (notes 4
 and 5)                                              ------         ------
                                                     $3,428         $3,976
                                                     ======         ======

See accompanying notes to financial statements.

                                  WEDR, INC.
                 Statements of Earnings and Retained Earnings
                                (in thousands)

                                                          Six months ended
                                          Year ended           June 30,
                                         December 31,    -------------------
                                             1995          1995       1996
                                         ------------    --------   --------
                                                             (unaudited)
Gross revenues                              $ 9,841      $ 4,580     $ 5,005
      Less agency commissions                 1,298          605         661
                                            -------      -------     -------
          Net revenues                        8,543        3,975       4,344
                                            -------      -------     -------

Operating expenses:
       Station operating expenses
        excluding depreciation and
        amortization:
          Related party                         297          149         149
          Other                               4,198        1,980       1,951
      Corporate general and
       administrative:
          Related party                       1,227          572         802
          Other                                 227           56          83
      Depreciation and amortization             204           84          72
                                            -------      -------     -------
          Total operating expenses            6,153        2,841       3,057
                                            -------      -------     -------
          Operating income                    2,390        1,134       1,287
                                            -------      -------     -------

Nonoperating income (expenses):
      Interest expense                          (24)         (14)         (9)
      Other, net                                 22           --          15
                                            -------      -------     -------
          Nonoperating expenses, net             (2)         (14)          6
                                            -------      -------     -------
          Net earnings                        2,388        1,120       1,293

Stockholder distributions                    (2,048)      (1,134)       (700)
Retained earnings, beginning of period        2,693        2,693       3,033
                                            -------      -------     -------
Retained earnings, end of period            $ 3,033      $ 2,679     $ 3,626
                                            =======      =======     =======

See accompanying notes to financial statements.

                                  WEDR, INC.
                           Statements of Cash Flows
                                (in thousands)

                                                          Six months ended
                                          Year ended           June 30,
                                         December 31,    -------------------
                                             1995          1995       1996
                                         ------------    --------   --------
                                                             (unaudited)
Cash flows from operating activities:
       Net earnings                        $ 2,388       $ 1,120     $ 1,293
      Adjustments to reconcile net
       earnings to net cash
          provided by operating
           activities:
          Depreciation and amortization        204            84          72
          Changes in certain assets and
           liabilities:
            Accounts receivable               (420)          (80)       (338)
            Accounts payable and                42           121         (20)
             accrued expenses
            Other assets                        35            (9)        (51)
                                           -------       -------      ------
          Net cash provided by               2,249         1,236         956
           operating activities            -------       -------      ------

Cash flows used in investing activities
 - capital expenditures                        (32)          (22)        (19)
                                           -------       -------      ------

Cash flows from financing activities:
       Principal payments on capital
        lease                                  (48)          (71)        (25)
      Stockholder distributions             (2,048)       (1,134)       (700)
                                           -------       -------      ------
          Net cash used by financing
           activities                       (2,096)       (1,205)       (725)
                                           -------       -------      ------

Increase in cash                               121             9         212
Cash at beginning of period                    190           190         311
                                           -------       -------      ------
Cash at end of period                      $   311       $   199      $  523
                                           =======       =======      ======

See accompanying notes to financial statements.

                                  WEDR, INC.

                         Notes to Financial Statements


                       (tables in thousands of dollars)

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)   Description of Business
           -----------------------

           WEDR, Inc. (the "Company"), an "S corporation," owns and operates radio station WEDR-FM which serves the Fort Lauderdale - Miami, Florida market. The Company also operates affiliated radio station WRBD-AM servicing the same market under a marketing agreement with WRBD, Inc.

     (b)   Property and Equipment
           ----------------------

           Property and equipment are stated at cost. Depreciation of property and equipment, including equipment operated under capital leases, is computed using an accelerated method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

      (c)  Barter Transactions
           -------------------

           The Company trades commercial air time for goods and services used principally for promotional, sales and other business activities. An asset and liability is recorded at the fair market value of the goods or services received. Barter revenue is recorded and the liability relieved when commercials are broadcast and barter expense is recorded and the asset relieved when goods or services are received or used. Barter revenues and expenses were approximately $535,000 during the year ended December 31, 1995.

      (d)  Income Taxes
           ------------

           As the Company is an "S corporation," income taxes are the responsibility of its individual stockholders. Accordingly, no income tax expense is recorded in the accompanying financial statements.

      (e)  Revenue Recognition
           -------------------

           Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

      (f)  Statement of Cash Flows
           -----------------------

           The Company paid approximately $24,000 for interest during the year ended December 31, 1995.

      (g)  Disclosure of Certain Significant Risks and Uncertainties
           ---------------------------------------------------------

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's national revenue customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1995, no receivable from any customer exceeded 5% of stockholders' equity and no customer accounted for more than 10% of net revenues in 1995.

      (h)  Fair Value of Financial Instruments
           -----------------------------------

           The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments. It is not practicable to estimate the fair value of loans to stockholders as such loans have no maturity dates and their terms can be readily modified by the stockholders.

      (i)  Interim Financial Information
           -----------------------------

           In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows of the Company as of June 30, 1996 and for the six-month periods ended June 30, 1995 and 1996.

                                                                    (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

(2)   Property and Equipment
      ----------------------

      Property and equipment consists of the following at December 31, 1995:

                                            Estimated
                                           useful life
                                          -------------
Broadcast and other equipment             5 - 15 years   $  870
Buildings and improvements                  5-31 years      659
Furniture and fixtures                    5 -  7 years       56
Land                                           --           100
                                                         ------
                                                          1,685
Less accumulated depreciation
      and amortization                                      851
                                                         ------
                                                         $  834
                                                         ======

(3)   Other Assets
      ------------

      Other assets consists of the following at December 31, 1995:

Loans to stockholders                                    $  122
Loans to employees                                           13
Note receivable                                              42
                                                         ------
                                                         $  177
                                                         ======

      The Company has unsecured outstanding loans to three stockholders which effectively serve as individual lines of credit. Amounts outstanding on the loans have no specified maturity date and bear interest at 7%. Interest on the loans is paid monthly through payroll deductions.

(4)   Commitment and Contingencies
      ----------------------------

      The Company has leased certain broadcast equipment under a capital lease that expires in September 1999. The amounts of property and equipment and related accumulated amortization recorded under this capital lease are $287,000 and $148,000, respectively, at December 31, 1995. Amortization of assets held under the lease is included in depreciation and amortization expense in the accompanying financial statements.

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

      The Company has noncancelable operating leases, primarily for tower space. Rental expense for operating leases and other contractual obligations (excluding those with lease terms of one month or less that were not renewed) was approximately $365,000 during 1995.

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

      Future minimum lease payments under the capital lease and noncancelable operating leases and other obligations (with initial or remaining lease terms in excess of one year) as of December 31, 1995 are as follows:

                                                           Operating
                                                          leases and
      Year ending December 31:        Capital lease          Other
      ------------------------        -------------          -----

       1996                                $ 73               224
       1997                                  73               192
       1998                                  73                95
       1999                                  55                86
       2000                                   -                86
                                           ----
                                            274
       Less interest component at 10%        38
                                           ----
                                           $236
                                           ====

      The Company sells a portion of its national sales receivables under a factoring arrangement. Upon sale and collection of the receivable, the Company receives 80% and 12%, respectively, of the receivable balance. The remaining 8% represents fees paid to the factor. The Company is required to repurchase receivables deemed uncollectible by the factor. At December 31, 1995, approximately $250,000 of receivables are subject to repurchase by the Company. During the year ended December 31, 1995, total receivables sold under this arrangement and related factoring fees were approximately $600,000 and $50,000, respectively.

      In June 1996, the Company agreed to sell certain property and equipment and the FCC license of WEDR-FM to Evergreen Media Corporation for $65 million. Prior to consummation of the sale, certain operating leases and the factoring arrangement disclosed above are to be terminated by the Company. Consummation of the sale is subject to receipt of regulatory approvals.

(5)   Related Party Transactions
      --------------------------

      The Company operates WRBD-AM under a marketing agreement with WRBD, Inc., an affiliated entity, whereby the Company pays WRBD, Inc. a monthly marketing fee of $20,000 for the use of WRBD-AM's frequency. Such marketing fees totaled $240,000 for

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

      the year ended December 31, 1995.

      During the year ended December 31, 1995, the Company paid $57,000 to WRBD, Inc. for the lease of certain space on WRBD, Inc.'s broadcast tower.

      During the year ended December 31, 1995, the Company paid management fees, salaries and certain nonoperating costs totaling approximately $1,227,000 to its stockholders.

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

(6)   Supplemental Financial Data
      ---------------------------

      The following presents supplemental financial data of WEDR, Inc. for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996 (unaudited):

                                            FM and
                                          Corporate
Year ended December 31, 1995              operations  AM operations    Total
- ----------------------------              ----------  -------------   -------
Gross revenues                                $9,555         $  286    $9,841
       Less agency commissions                 1,281             17     1,298
                                              ------         ------    ------
          Net revenues                         8,274            269     8,543
                                              ------         ------    ------

Operating expenses:
       Station operating expenses
        excluding depreciation
        and amortization:
          Related party                           57            240       297
          Other                                3,507            691     4,198
       Corporate general and
        administrative:
          Related party                        1,227             --     1,227
          Other                                  227             --       227
       Depreciation and amortization              49            155       204
                                              ------         ------    ------
             Operating expenses                5,067          1,086     6,153
                                              ------         ------    ------
             Operating income (loss)           3,207           (817)    2,390
                                              ------         ------    ------

Nonoperating income (expenses):
       Interest expense                           --            (24)      (24)
       Other, net                                 22             --        22
                                              ------         ------    ------
             Nonoperating expenses                22            (24)       (2)
                                              ------         ------    ------
             Net income (loss)                $3,229         $ (841)   $2,388
                                              ======         ======    ======

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

Six months ended June 30, 1995              FM and
- ------------------------------            Corporate
(unaudited)                               operations  AM operations    Total
- -----------                               ----------  --------------  --------
Gross revenues                                $4,432          $ 148    $4,580
       Less agency commissions                   596              9       605
                                              ------          -----    ------
               Net revenues                    3,836            139     3,975
                                              ------          -----    ------

Operating expenses:
       Station operating expenses
        excluding depreciation
        and amortization:
          Related party                           28            121       149
          Other                                1,718            262     1,980
       Corporate general and
        administrative:
          Related party                          572             --       572
          Other                                   56             --        56
       Depreciation and amortization              21             63        84
                                              ------          -----    ------
               Operating expenses              2,395            446     2,841
                                              ------          -----    ------
               Operating income (loss)         1,441           (307)    1,134
                                              ------          -----    ------

Nonoperating income (expenses):
       Interest expense                           --            (14)      (14)
       Other, net                                 --             --        --
                                              ------          -----    ------
               Nonoperating expenses              --            (14)      (14)
                                              ------          -----    ------
               Net income (loss)              $1,441          $(321)   $1,120
                                              ======          =====    ======

                                                                     (Continued)

                                  WEDR, INC.

                         Notes to Financial Statements

                       (tables in thousands of dollars)

Six months ended June 30, 1996              FM and
- ------------------------------            Corporate
(unaudited)                               operations    AM operations   Total
- -----------                               ----------    -------------   -----
Gross revenues                                $4,852          $ 153    $5,005
       Less agency commissions                   652              9       661
                                              ------          -----    ------
             Net revenues                      4,200            144     4,344
                                              ------          -----    ------

Operating expenses:
       Station operating expenses
        excluding depreciation
        and amortization:
          Related party                           28            121       149
          Other                                1,683            268     1,951
       Corporate general and
        administrative:
          Related party                          802             --       802
          Other                                   83             --        83
        Depreciation and amortization             18             54        72
                                              ------          -----    ------
             Operating expenses                2,614            443     3,057
                                              ------          -----    ------
             Operating income (loss)           1,586           (299)    1,287
                                              ------          -----    ------

Nonoperating income (expenses):
       Interest expense                           --             (9)       (9)
       Other, net                                 15             --        15
                                              ------          -----    ------
             Nonoperating expenses                15             (9)        6
                                              ------          -----    ------
             Net income (loss)                $1,601          $(308)   $1,293
                                              ======          =====    ======



                                     A-13